                                                                 Exhibit T3G-1

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM T-1



                       Statement of Eligibility Under the
                  Trust Indenture Act of 1939 of a Corporation
                          Designated to Act as Trustee



                      U.S. BANK TRUST NATIONAL ASSOCIATION
               (Exact name of Trustee as specified in its charter)



      United States                                     41-0257700
(State of Incorporation)                    (I.R.S. Employer Identification No.)


    U.S. Bank Trust Center
    180 East Fifth Street
    St. Paul, Minnesota                                  55101
(Address of Principal Executive Offices)               (Zip Code)


                      U.S. BANK TRUST NATIONAL ASSOCIATION
                           100 WALL STREET, SUITE 1600
                            NEW YORK, NEW YORK 10005
                                 (212) 361-2524
            (Name, address and telephone number of agent for service)


                                   TRISM, INC.
             (Exact name of Registrant as specified in its charter)



      Delaware                                           13-3491658
(State of Incorporation)                   (I.R.S. Employer Identification No.)


    4174 Jiles Road
    Kennesaw, GA                                           30144
(Address of Principal Executive Offices)                (Zip Code)


                     12% SENIOR SUBORDINATED NOTES DUE 2005
                       (Title of the Indenture Securities)

                                     GENERAL

1.  General Information  Furnish the following information as to the Trustee.
    -------------------

     (a) Name and address of each examining or supervising authority to which it is subject.

         Comptroller of the Currency

         Washington, D.C.

     (b) Whether it is authorized to exercise corporate trust powers.

         Yes


2.  AFFILIATIONS WITH OBLIGOR AND UNDERWRITERS  If the obligor or any
    ------------------------------------------
    underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None



    See Note following Item 16.



    Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.


16. LIST OF EXHIBITS  List below all exhibits filed as a part of this statement
    ----------------
    of eligibility and qualification.


    1. Copy of Articles of Association.*



    2. Copy of Certificate of Authority to Commence Business.*



    3. Authorization of the Trustee to exercise corporate trust powers (included in Exhibits 1 and 2; no separate instrument).*



    4. Copy of existing By-Laws.*



    5. Copy of each Indenture referred to in Item 4. N/A.

    6. The consents of the Trustee required by Section 321(b) of the Act.



    7. Copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

------------

     * Incorporated by reference to Registration Number 22-27000.

                                      NOTE



     The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.



                                    SIGNATURE



     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. Bank Trust National Association, an Association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 4th day of February, 2000.



                                     U.S. BANK TRUST NATIONAL ASSOCIATION



                                     /s/ Lori-Anne Rosenberg
                                     ----------------------
                                     Lori-Anne Rosenberg

                                     Assistant Vice President



/s/ Harry H. Hall, Jr.
------------------------
Harry H. Hall, Jr.

Assistant Secretary

                                    EXHIBIT 6



                                     CONSENT



     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK TRUST NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.





Dated: February 4, 2000





                                     U.S. BANK TRUST NATIONAL ASSOCIATION



                                     /s/ Lori-Anne Rosenberg
                                     -----------------------
                                     Lori-Anne Rosenberg

                                     Assistant Vice President

                                       FEDERAL DEPOSIT INSURANCE CORPORATION
                                       OMS NUMBER: 3064-0052
                                       OFFICE OF THE COMPTROLLER OF THE CURRENCY
                                       OMB NUMBER: 1557-0081
                                       EXPIRES MARCH 31, 2002

FEDERAL FINANCIAL INSTITUTIONS EXAMINATION COUNCIL
--------------------------------------------------------------------------------
                                                                      [1]
[LOGO]                                  PLEASE REFER TO PAGE 1.
                                        TABLE OF CONTENTS, FOR
                                        THE REQUIRED DISCLOSURE
                                        OF ESTIMATED BURDEN.
--------------------------------------------------------------------------------

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL ASSETS OF
$100 MILLION OR MORE BUT LESS THAN $300 MILLION -- FFIEC 033

REPORT AT THE CLOSE OF BUSINESS SEPTEMBER 30, 1999          (19990930)
                                                            -----------
                                                            (PCN 9999)

This report is required by law: 12 U.S.C. Section 324 (State member banks); 12 U.S.C. Section 1817 (State nonmember banks); and 12 U.S.C. Section 161 (National banks).

This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031.

--------------------------------------------------------------------------------

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, /s/ Merita D. Schollmeier, Vice President
   ---------------------------------------------------
   Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Merita D. Schollmeier
------------------------------------------------------
Signature of Officer Authorized to Sign Report

                 10/14/99
------------------------------------------------------
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ ILLEGIBLE
------------------------------------------------------
Director (Trustee)

/s/ ILLEGIBLE
------------------------------------------------------
Director (Trustee)

/s/ ILLEGIBLE
------------------------------------------------------
Director (Trustee)

--------------------------------------------------------------------------------

SUBMISSION OF REPORTS

Each bank must prepare its Reports of Condition and Income either:

(a) in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data Systems Corporation
     (EDS), by modem or on computer diskette; or

(b) in hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank's computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

--------------------------------------------------------------------------------

FDIC Certificate Number    90319
                         ---------
                         (illegible copy)

http://www.usbank.com
       --------------------------------------------------------------------
       Primary Internet Web Address of Bank (Home Page), if any (ITEXT 4067) (Example: www.examplebank.com)

Call No. 209                       033                      9/30/99

STBK: 27-5510                                     STCERT: 27-90319

U.S. Bank Trust National Association
180 East Fifth Street
St. Paul, MN 55101


  BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM, FEDERAL DEPOSIT INSURANCE
             CORPORATION, OFFICE OF THE COMPTROLLER OF THE CURRENCY

                                                                       FFIEC 033
                                                                          Page 1

                                                                             [2]

CONSOLIDATED REPORTS OF CONDITION AND INCOME FOR
A BANK WITH DOMESTIC OFFICES ONLY AND TOTAL
ASSETS OF $100 MILLION OR MORE BUT LESS THAN $300 MILLION
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


SIGNATURE PAGE                                                             COVER

REPORT OF INCOME

Schedule RI--Income Statement                                           RI-1,2,3

Schedule RI-A--Changes in Equity Capital                                    RI-3

Schedule RI-B--Charge-offs and Recoveries on Loans and
  Leases and Changes in Allowance for Credit Losses                      RI-4, 5

Schedule RI-E--Explanations                                              RI-5, 6

REPORT OF CONDITION

Schedule RC--Balance Sheet                                               RC-1, 2

Schedule RC-A--Cash and Balances Due
  From Depository Institutions                                              RC-3

Schedule RC-B--Securities                                                RC-4, 5

Schedule RC-C--Loans and Lease Financing
  Receivables:
  Part I. Loans and Leases                                               RC-6, 7
  Part II. Loans to Small Businesses and
  Small Farms (to be completed for the
  June report only; not included in the
  forms for the September and
  December reports)                                                    RC-7a, 7b

Schedule RC-E--Deposit Liabilities                                       RC-8, 9

Schedule RC-F--Other Assets                                                RC-10

Schedule RC-G--Other Liabilities                                           RC-10

Schedule RC-K--Quarterly Averages                                          RC-11

Schedule RC-L--Off-Balance Sheet Items                             RC-12, 13, 14

Schedule RC-M--Memoranda                                               RC-14, 15

Schedule RC-N--Past Due and Nonaccrual
  Loans, Leases, and Other Assets                                          RC-16

Schedule RC-O--Other Data for Deposit
  Insurance and FICO Assessments                                       RC-17, 18

Schedule RC-R--Regulatory Capital                                      RC-19, 20

Optional Narrative Statement Concerning
  the Amounts Reported in the Reports
  of Condition and Income                                                  RC-21

Special Report (to be completed by all banks)

DISCLOSURE OF ESTIMATED BURDEN

The estimated average burden associated with this information collection is 34.1 hours per respondent and is estimated to vary from 16 to 400 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent's activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs. Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary
Board of Governors of the Federal Reserve System
Washington, D.C. 20551

Legislative and Regulatory Analysis Division
Office of the Comptroller of the Currency
Washington, D.C. 20219

Assistant Executive Secretary
Federal Deposit Insurance Corporation
Washington, D.C. 20429

For information or assistance, national and state nonmember banks should contact the FDIC's Reports Analysis and Quality Control Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342). Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

U.S. BANK TRUST NATIONAL ASSOCIATION
180 EAST FIFTH STREET
ST. PAUL, MN 55101
                        CALL DATE: 09/30/1999      ST-BK: 275510     FFIEC 033
                                                                      PAGE RI-1
                         VENDOR ID: D               CERT: 90319
                                                                          3
TRANSIT NUMBER: 09600069

Consolidated Report of Income
for the period January 1, 1999 - September 30, 1999

ALL REPORT OF INCOME SCHEDULES ARE TO BE REPORTED ON A CALENDAR YEAR-TO-DATE BASIS IN THOUSANDS OF DOLLARS.

Schedule RI - Income Statement

                                                                                                                           I280 < -

                                                                                                        Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
1. Interest income:
   a.  Interest and fee income on loans(1):                                                    RIAD
                                                                                               ----
       (1)  Real estate loans__________________________________________________________________4246. .          0        1.a.1
       (2)  Installment loans__________________________________________________________________4247. .          0        1.a.2
       (3)  Credit cards and related plans_____________________________________________________4248. .          0        1.a.3
       (4)  Commercial (time and demand) and all other loans___________________________________4249. .          0        1.a.4
   b.  Income from lease financing receivables:
       (1)  Taxable leases_____________________________________________________________________4505. .          0        1.b.1
       (2)  Tax-exempt leases__________________________________________________________________4307. .          0        1.b.2
   c.  Interest income on balances due from depository institutions(2)_________________________4115. .          0        1.c
   d.  Interest and dividend income on securities:
       (1)  U.S. Treasury securities and U.S. Government agency obligations (including
            mortgage-backed securities issued or guaranteed by FNMA, FHLMC or GNMA)____________4027. .         21        1.d.1
       (2)  Securities issued by states and political subdivisions in the U.S.:
            (a)  Taxable securities____________________________________________________________4506. .          0        1.d.2a
            (b)  Tax-exempt securities_________________________________________________________4507. .          0        1.d.2b
       (3)  Other domestic debt securities (including mortgage-backed securities
            not issued or guaranteed by  FNMA, FHLMC or GNMA)__________________________________3657. .          0        1.d.3
       (4)  Foreign debt securities____________________________________________________________3658. .          0        1.d.4
       (5)  Equity securities (including investments in mutual funds)__________________________3659. .         34        1.d.5
   e.  Interest income from trading assets_____________________________________________________4069. .          0        1.c
   f.  Interest income on federal funds sold and securities purchased under
       agreements to resell____________________________________________________________________4020. .          0        1.f
   g.  Total interest income (sum of items 1.a through 1.f)____________________________________4107. .         55        1.g

-------------
(1)  See instructions for loan classifications used in this schedule.
(2) Includes interest income on time certificates of deposit not held for trading.

U.S. BANK TRUST
NATIONAL ASSOCIATION   Call Date: 09/30/1999   ST-BK: 275510   FFIEC 033
180 EAST FIFTH STREET
ST. PAUL, MN 55101     Vendor ID: D            CERT: 90319     Page RI-2

Transit Number: 09600069                                           4


Schedule RI - Continued

                                                                                    Dollar Amounts in Thousands
---------------------------------------------------------------------------------------------------------------
                                                                           RIAD  Year-to-date
 2. Interest expense:
    a. Interest on deposits:
       (1) Transaction accounts (NOW accounts, ATS accounts, and
           telephone and preauthorized transfer accounts) .............    4508 ..        0 ..........     2.a.1
       (2) Nontransaction accounts:
           (a) Money market deposit accounts (MMDAs) ..................    4509 ..        0 ..........     2.a.2a
           (b) Other savings deposits .................................    4511 ..        0 ..........     2.a.2b
           (c) Time deposits of $100,000 or more ......................    A517 ..        0 ..........     2.a.2c
           (d) Time deposits of less than $100,000 ....................    A518 ..        0 ..........     2.a.2d
    b. Expense of federal funds purchased and securities sold under
       agreements to repurchase .......................................    4180 ..        0 ..........     2.b
    c. Interest on demand notes issued to the U.S. Treasury, trading
       liabilities, and on other borrowed money .......................    4185 ..        0 ..........     2.c
    d. Not applicable.
    e. Interest on subordinated notes and debentures ..................    4200 ..        0 ..........     2.e
    f. Total interest expense (sum of items 2.a through 2.e) ..........    4073 ..        0 ..........     2.f
 3. Net interest income (item 1.g minus 2.f) ..........................    4074 ...........          55    3.
 4. Provisions:
    a. Provision for credit losses ....................................    4230 ...........           0    4.a
    b. Provision for allocated transfer risk ..........................    4243 ...........           0    4.b
5. Noninterest income:
    a.Income from fiduciary activities ................................   4070  ..   51,436 ..........     5.a
    b. Service charges on deposit accounts ............................   4080  ..        0 ..........     5.b
    c. Trading revenue (must equal Schedule RI, sum of Memorandum
       items 8.a through 8.d) .........................................    A220 ..        0 ..........     5.c
    d. Not applicable.
    e. Not applicable.
    f. Other noninterest income:
       (1) Other fee income ...........................................    5407 ..   23,578 ..........     5.f.1
       (2) All other noninterest income* ..............................    5408 ..   20,564 ..........     5.f.2
    g. Total noninterest income (sum of items 5.a through
       5.f.(2)) .......................................................    4079 ...........      95,578    5.g
 6. a. Realized gains (losses) on held-to-maturity securities .........    3521 ...........           0    6.a
    b. Realized gains (losses) on available-for-sale securities .......    3196 ...........           0    6.b
 7. Noninterest expense:
    a. Salaries and employee benefits .................................    4135 ..   36,305 ..........     7.a
    b. Expenses of premises and fixed assets (net of rental income)
       (excluding salaries and employee benefits and mortgage
       interest).......................................................    4217 ..    4,884 ..........     7.b
    c. Other noninterest expense* .....................................    4092 ..   23,747 ..........     7.c
    d. Total noninterest expense (sum of items 7.a through 7.c) .......    4093 ...........      64,936    7.d
 8. Income (loss) before income taxes and extraordinary items and other adjustments (item 3 plus or minus items 4.a, 4.b, 5.g,
    6.a, 6.b, and 7.d) ................................................    4301 ...........      30,697    8.
 9. Applicable income taxes (on item 8) ...............................    4302 ...........      12,180    9.
10. Income (loss) before extraordinary items and other adjustments
    (item 8 minus 9) ..................................................    4300 ...........      18,517   10.
11. Extraordinary items and other adjustments, net of income taxes* ...    4320 ...........           0   11.
12. Net income (loss) (sum of items 10 and 11) ........................    4340 ...........      18,517   12.

-------------
* Describe on Schedule RI-E - Explanations.

U.S. BANK TRUST          Call Date: 09/30/1999   ST-BK: 275510   FFIEC 033
NATIONAL ASSOCIATION
180 EAST FIFTH STREET    Vendor ID: D            CERT: 90319     Page RI-3
ST. PAUL, MN 55101

Transit Number: 09600069                                            5

Schedule RI - Continued

                                                             I281 (left arrow)

                                                              Dollar Amounts
                                                               in Thousands
--------------------------------------------------------------------------------
                                                              Year-to-date
Memoranda                                              RIAD
1.   Interest expense incurred to carry tax-except
     securities, loans, and leases acquired after
     August 7, 1986, that is not deductible for
     federal income tax purposes....................   4513. .        0     M.1
2.   Income from the sale and servicing of mutual
     funds and annuities (included in Schedule RI,
     item 8)........................................   8431. .        0     M.2
3.   Not applicable
                                                                 Number
                                                                 ------
4.   Number of full-time equivalent employees at end
     of current period (round to nearest whole
     number)........................................   4150. .    1,027     M.4
5.   Interest and fee income on tax-exempt
     obligations (other than securities and leases)
     of states and political subdivisions in the
     U.S. (reportable in Schedule RC-C, part I,
     item 8) included in Schedule RI, item 1.a
     above..........................................   4504. .        0     M.5
6.   To be completed by banks with loans to finance
     agricultural production and other loans to
     farmers (Schedule RC-C, part I, item 3)
     exceeding five percent of total loans. Interest
     and fee income on agricultural loans included
     in item 1.a above..............................   4251. .        0     M.6
7.   If the reporting bank has restated its balance
     sheet as a result of applying push down                  CCYY MM DD
     accounting this calendar year, report the date
     of the bank's acquisition (1)..................   9106. .      N/A     M.7
8.   Trading revenue (from cash instruments and
     off-balance sheet derivative instruments) (sum
     of Memorandum items 8.a through 8.d must equal
     Schedule RI, item 5.c):
                                                       RIAD   Year-to-date

     a. Interest rate exposures.....................   8757. .        0     M.8.a
     b. Foreign exchange exposures..................   8758. .        0     M.8.b
     c. Equity security and index exposures.........   8759. .        0     M.8.c
     d. Commodity and other exposures...............   8760. .        0     M.8.d
9.   Impact on income of off-balance sheet
     derivatives held for purposes other than
     trading:
     a. Net increase (decrease) to interest income..   8761. .        0     M.9.a
     b. Net (increase) decrease to interest
        expense.....................................   8762. .        0     M.9.b
     c. Other (noninterest) allocations.............   8763. .        0     M.9.c
10.  Not applicable.
11.  Does the reporting bank have a Subchapter S              YES    NO
     election in effect for federal income tax
     purposes for the current tax year?.............   A530. .       NO     M.11
12.  Deferred portion of total applicable income
     taxes included in Schedule RI, items 9 and 11
     (to be reported with the December Report of
     Income)........................................   4772. .      N/A     M.12

--------------
(1) For example, a bank acquired on June 1, 1997 would report 19970601


SCHEDULE RI-A - CHANGES IN EQUITY CAPITAL

Indicate decreases and losses in parentheses.

                                                             I283 (left arrow)

                                                              Dollar Amounts
                                                               in Thousands
--------------------------------------------------------------------------------
                                                       RIAD
                                                       ----
1.   Total equity capital originally reported in
     the December 31, 1998, Reports of Condition
     and Income.....................................   3215. .   45,252      1.
2.   Equity capital adjustments from amended
     Reports of Income, net*........................   3216. .        0      2.
3.   Amended balance end of previous calendar year
     (sum of items 1 and 2).........................   3217. .   45,252      3.
4.   Net income (loss) (must equal Schedule RI,
     item 12).......................................   4340. .   18,517      4.
5.   Sale, conversion, acquisition, or retirement
     of capital stock, net..........................   4346. .        0      5.
6.   Changes incident to business combinations,
     net............................................   4356. .        0      6.
7.   LESS: Cash dividends declared on preferred
     stock..........................................   4470. .        0      7.
8.   LESS: Cash dividends declared on common
     stock..........................................   4460. .   20,000      8.
9.   Cumulative effect of changes in accounting
     principles from prior years* (see instructions
     for this schedule).............................   4411. .        0      9.
10.  Corrections of material accounting errors from
     prior years* (see instructions for this
     schedule)......................................   4412. .        0     10.
11.  a. Change in net unrealized holding gains
        (losses) on available-for-sale securities...   8433. .       (3)    11.a
     b. Change in accumulated net gains (losses)
        on cash flow hedges.........................   4574. .        0     11.b
12.  Other transactions with parent holding company*
     (not included in item 5, 7, or 8 above)........   4415. .        0      12.
13.  Total equity capital end of current period
     (sum of items 3 through 12) (must equal
     Schedule RC, item 28)..........................   3210. .   43,766      13.

--------------
* Describe on Schedule RI-E - Explorations.

U.S. BANK TRUST NATIONAL     Call Date: 09/30/1999   ST-BK: 273510   FFIEC  033
 ASSOCIATION                                                         PAGE RI-6
180 EAST FIFTH STREET        Vendor ID: D            CERT: 90319
ST. PAUL, MN 55101

Transit Number: 09600069                                                       6

Schedule RI-B - Charge-offs and Recoveries on Loan and Leases and Changes in
                Allowances for Credit Losses

Part I.   Charge-offs and Recoveries on Loans and Leases (1)

                                                                         I286 <-

                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------
                                                       ---------Calendar year-to-date-----------
Part I excludes charge-offs and recoveries through
the allocated transfer risk reserve.

                                                           (Column A)           (Column B)
                                                           Charge-offs          Recoveries
                                                       -------------------  -------------------
                                                       RIAD                  RIAD
                                                       ----                  ----
1.   Real estate loans...............................  4256. .         0    4257. .         0      1.
2.   Installment loans...............................  4258. .         0    4259. .         0      2.
3.   Credit cards and related plans..................  4262. .         0    4263. .         0      3.
4.   Commercial (time and demand) and all other loans  4264. .         0    4265. .         0      4.
5.   Lease financing receivables.....................  4266. .         0    4267. .         0      5.
6.   Total (sum of items 1 through 5)................  4635. .         0    4605. .         0      6.


Memoranda

                                                                               Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------

1.   Loans to foreign governments and official         RIAD                  RIAD
     institutions included in part I, items 1          ----                  ----
     through 4 above................................   4643. .         0    4627. .        0       M.1
2.   To be completed by banks with loans to finance
     agricultural production and other loans to
     farmers (Schedule RC-C, part I, item 3)
     exceeding five percent of total loans.            RIAD                 RIAD
     Agricultural loans included in part I, items      ----                 ----
     1 through 4, above.............................   4268. .         0    4269. .        0       M.2
3.   Not applicable.
4.   Loans to finance commercial real estate,
     construction, and land development activities     RIAD                 RIAD
     (not secured by real estate) included in          ----                 ----
     Schedule RI-B, part I, items 2 through 4 above.   5443. .         0    5444. .        0       M.4
5.   Real estate loans (sum of Memorandum items 5.a
     through 5.e must equal Schedule RI-B, part I,
     item 1, above):
     a.  Construction and land development...........  5445. .         0    5446. .        0       M.5.a
     b.  Secured by farmland.........................  5447. .         0    5448. .        0       M.5.b
     c.  Secured by 1-4 family residential
         properties:
         (1)  Revolving, open-end loans secured by
              1-4 family residential properties and
              extended under lines of credit.........  5449. .         0    5450. .        0       M.5.c1
         (2)  All other loans secured by 1-4 family
              residential properties.................  5451. .         0    5452. .        0       M.5.c2
     d.  Secured by multifamily (5 or more)
         residential properties......................  5453. .         0    5454. .        0       M.5.d
     e.  Secured by nonfarm nonresidential properties  5455. .         0    5456. .        0       M.5.e

--------------
(1)  See instructions for loan classifications used in this schedule.

U.S. BANK TRUST              CALL DATE: 09/30/199    ST-BK: 275510    FFIEC  033
NATIONAL ASSOCIATION                                                  PAGE RI-5
180 EAST FIFTH STREET        VENDOR ID: D            CERT:  90319
ST. PAUL, MN 55101

Transit Number: 09600069                                                      7

Schedule RI-B - Continued

Part II. Changes in Allowance for Credit Losses

                                                                                           Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
                                                                                               RIAD
                                                                                               ----
1.   Balance originally reported in the December 31, 1998, Reports of Condition and Income...  3124..    0    1.
2.   Recoveries (must equal or exceed part 1, item 6, column B above)........................  2419..    0    2.
3.   LESS: Charge-offs (must equal or exceed part 1, item 6, column A above).................  2432..    0    3.
4.   Provision for credit losses (must equal Schedule RI, item 4.a)..........................  4230..    0    4.
5.   Adjustments * (see instructions for this schedule)......................................  4815..    0    5.
6.   Balance end of current period (sum of items 1 through 5) (must equal or exceed
     Schedule RC, item 4.b)..................................................................  A512..    0    6.

----------
*    Describe on Schedule RI-E - Explanations.


Schedule RI-E - Explanations

SCHEDULE RI-E IS TO BE COMPLETED EACH QUARTER ON A CALENDAR YEAR-TO-DATE BASIS.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

                                                                                                                         I295 <--
                                                                                           Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------------
1.   All other noninterest income (from Schedule RI, item 5.f.(2))                             RIAD      Year-to-Date
     Report amounts that exceed 10% of Schedule RI, item 5.f.(2):                              ----
     a.  Net gains (losses) on other real estate owned....................................     5415..         N/A               1.a
     b.  Net gains (losses) on sales of loans.............................................     5416..         N/A               1.b
     c.  Net gains (losses) on sales of premises and fixed assets.........................     5417..         N/A               1.c
     Itemize and describe the three largest other amounts that exceed 10% of
     Schedule RI, item 5.f.(2):
          TEXT                                                                                 RIAD
          ----                                                                                 ----
     d.  4461:  EXPENSE REIMBURSEMENT FROM AFFILIATE......................................     4461..         20,403            1.d
     e.  4462:  ..........................................................................     4462..         N/A               1.e
     f.  4463:  ..........................................................................     4463..         N/A               1.f
2.   Other noninterest expense (from Schedule RI, item 7.c):
     a.  Amortization expense of intangible assets........................................     4531..              0            2.a
     Report amounts that exceed 10% of Schedule RI, item 7.c:
     b.  Net (gains) losses on other real estate owned....................................     5418..         N/A               2.b
     c.  Net (gains) losses on sales of loans.............................................     5419..         N/A               2.c
     d.  Net (gains) losses on sales of premises and fixed assets.........................     5420..         N/A               2.d
     Itemize and describe the three largest other amounts that exceed 10% of
     Schedule RI, item 7.c:
          TEXT                                                                                 RIAD
          ----                                                                                 ----
     e.  4464:  DATA PROCESSING EXPENSE....................................................    4464..         5,527             2.e
     f.  4467:  ...........................................................................    4467..         N/A               2.f
     g.  4468:  ...........................................................................    4468..         N/A               2.g

U.S. BANK TRUST           Call Date: 09/30/1999     ST-BK: 275510     FFIEC 033
NATIONAL ASSOCIATION
180 EAST FIFTH STREET
ST. PAUL, MN 55101        Vendor ID: D              CERT: 90319       Page RI-6
                                                                          8
Transit Number: 09600069

Schedule RI-E - Continued
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

3. Extraordinary items and other adjustments and
   applicable income tax effect (from Schedule RI,
   item 11.) (itemize and describe all extraordinary
   items and other adjustments):
       TEXT                                                 RIAD           RIAD      Year to date
   a. (1) 6373: Effect of adopting FAS 133, "Accounting
                for Derivative Instruments and Hedging
                Activities"..............................                  6373                  0       3.a.1
      (2) Applicable income tax effect...................   4486. .  0                                   3.a.2
   b. (1) 4487: .........................................                  4487                  0       3.b.1
      (2) Applicable income tax effect...................   4488. .  0                                   3.b.2
   c. (1) 4489: .........................................                  4489                  0       3.c.1
      (2) Applicable income tax effect...................   4491. .  0                                   3.c.2

4. Equity capital adjustments from amended Reports of
   Income (from Schedule RI-A,, item 2) (itemize and
   describe all adjustments):
       TEXT                                                                RIAD
   a. 4492: .............................................                  4492. .        N/A            4.a
   b. 4493: .............................................                  4493. .        N/A            4.b

5. Cumulative effect of changes in accounting principles
   from prior years (from Schedule RI-A, item 9) (itemize
   and describe all changes in accounting principles): ..
       TEXT                                                                RIAD
   a. 4494: .............................................                  4494. .        N/A            5.a
   b. 4495: .............................................                  4495. .        N/A            5.b

6. Corrections of material accounting errors from prior
   years (from Schedule RI-A, item 10) (itemize and
   describe all corrections):
       TEXT                                                                RIAD
   a. 4496: .............................................                  4496. .        N/A            6.a
   b. 4497: .............................................                  4497. .        N/A            6.b

7. Other transactions with parent holding company (from
   Schedule RI-A, item 12) (itemize and describe all such
   transactions):
       TEXT                                                                RIAD
   a. 4498: .............................................                  4498. .        N/A            7.a
   b. 4499: .............................................                  4499. .        N/A            7.b

8. Adjustments to allowance for credit losses (from
   Schedule RI-B, part II, item 5) (itemize and describe
   all adjustments):
       TEXT                                                                RIAD
   a. 4521: .............................................                  4521. .        N/A            8.a
   b. 4522: .............................................                  4522. .        N/A            8.b

                                                                                                   I298 I299<-

9. Other explanations (the space below is provided for
   bank to briefly describe, at its option, any other
   significant items affecting the Report of Income):
   No comment:      X    (RIAD 4769)

Other explanations (please type or print clearly):
(TEXT 4769)

U.S. BANK TRUST          Call Date: 09/30/1999   ST-BK: 275510   FFIEC 033
NATIONAL ASSOCIATION
180 EAST FIFTH STREET    Vendor ID: D            CERT: 90319     Page RC-1
ST. PAUL, MN 55101

Transit Number: 09600069                                                9

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1999
--------------------------------------------------------------------------------
All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC - Balance Sheet

                                                                                                                   C200 <--
                                                                                             Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
ASSETS

 1. Cash and balances due from depository institutions (from Schedule RC-A):             RCON
    a. Noninterest-bearing balances and currency and coin (1) ........................  0081..            61,858           1.a
    b. Interest-bearing balances (2) .................................................  0071..                 0           1.b
 2. Securities:
    a. Held-to-maturity securities (from Schedule RC-B, column A) ....................  1754..                 0           2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ..................  1773..             1,254           2.b
 3. Federal funds sold and securities purchased under agreements to resell ...........  1350..                 0           3.
 4. Loans and lease financing receivables:
    a. Loans and leases, net of unearned income                  RCON
       (from Schedule RC-C) ...................................  2122..         0                         ......           4.a
    b. LESS: Allowance for loan and lease losses ..............  3123..         0                         ......           4.b
    c. LESS: Allocated transfer risk reserve ..................  3128..         0                         ......           4.c
    d. Loans and leases, net of unearned income,
       allowance, and reserve (item 4.a minus 4.b and 4.c) ...........................  2125..                 0           4.d
 5. Trading assets ...................................................................  3545..                 0           5.
 6. Premises and fixed assets (including capitalized leases) .........................  2145..             4,184           6.
 7. Other real estated owned (from Schedule RC-M).....................................  2150..                 0           7.
 8. Investments in unconsolidated subsidiaries and associated companies
    (from Schedule RC-M)..............................................................  2130..                 0           8.
 9. Customers' liability to this bank on acceptances outstanding......................  2155..                 0           9.
10. Intangible assets (from Schedule RC-M)............................................  2143..                 0          10.
11. Other assets (from Schedule RC-F).................................................  2160..            39,283          11.
12. Total assets (sum of items 1 through 11)..........................................  2170..          106,579          12.

------------------
(1) Includes cash items in process of collection and unposted debits.
(2) Includes time certificates of deposit not held for trading.

U.S. BANK TRUST NATIONAL ASSOCIATION
180 EAST FIFTH STREET
ST. PAUL, MN 55101

CALL DATE: 09/30/1999  ST-BK-275510    FFIEC 033
VENDOR ID:D     CERT: 90319     PAGE RC-2

TRANSIT NUMBER: 09600069
SCHEDULE RC - CONTINUED

10


                                                                                         DOLLAR AMOUNTS IN THOUSANDS
_______________________________________________________________________________________________________________________________

LIABILITIES

13. Deposits:
_______________________________________________________________________________________________________________________________
     a. In domestic offices (sum of totals of                           RCON
        columns A and C from Schedule RC-E).............................2200..                 0       13.a
                                                  RCON
        (1) Noninterest-bearing(1)................6631..............0                     ......       13.a.1
        (2) Interest-bearing......................6636..............0                     ......       13.a.2
     b. In foreign offices, Edge and Agreement subsidiaries, and IBFs...                  ......
        (1) Noninterest-bearing.........................................                  ......
        (2) Interest-bearing............................................                  ......
14. Federal funds purchased and securities sold under
    agreements to repurchase............................................2800..                 0       14.
15. a. Demand notes issued to the U.S. Treasury.........................2840..                 0       15.a
    b. Trading liabilities..............................................3548..                 0       15.b
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases):
    a. With a remaining maturity of one year or less....................2332..                 0       16.a
    b. With a remaining maturity of more than one year
       through three years..............................................A547..                 0       16.b
    c. With a remaining maturity of more than three years...............A548..                 0       16.c
17. Not applicable
18. Bank's liability on acceptances executed and outstanding............2920..                 0       18.
19. Subordinated  notes and debentures (2)..............................3200..                 0       19.
20. Other liabilities (from Schedule RC-G)..............................2930..            62,813       20.
21. Total liabilities (sum of items 13 through 20)......................2948..            62,813       21.
22. Not applicable

EQUITY CAPITAL
23. Perpetual preferred stock and related surplus.......................3838..                 0       23.
24. Common stock........................................................3230..             1,000       24.
25. Surplus (exclude all surplus related to preferred stock)............3839..            24,000       25.
26. a. Undivided profits and capital reserves...........................3632..            18,766       26.a
    b. Net unrealized holding gains (losses)
       on available-for-sale securities.................................8434..                 0       26.b
    c. Accumulated net gains (losses) on cash flow hedges...............4336..                 0       26.c
27. Cumulative foreign currency translation adjustments.................                  ......
28. Total equity capital (sum of items 23 through 27)...................3210..            43,766       28.
29. Total liabilities and equity capital (sum of items 21 and 28).......3300..           106,579       29.


MEMORANDUM

To be reported only with the March Report of Condition.
 1. Indicate in the box at the right the number of the
    statement below that best describes the most comprehensive level of auditing work performed for the bank
    by independent external auditors as of any date during 1998.........6724..                N/A      N.1


1. Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2. Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3. Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4. Directors' examination of the bank performed by other external auditors
   (may be required by state chartering authority)
5. Review of the bank's financial statements by external auditors
6. Compilation of the bank's financial statements by external auditors
7. Other audit procedures (excluding tax preparation work)
8. No external audit work

----------------------------------

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.

(2) Includes limited life preferred stock and related surplus.

U.S. Bank Trust National Association                                          11
180 East Fifth Street
St. Paul, MN 55101

Call Date: 09/30/1999
Vendor ID: D

ST-BK: 275510
CERT: 90319

FFIEC 033
Page RC-3

Transit Number: 09600069

Schedule RC-A - Cash and Balances Due From Depository Institutions

Exclude assets held for trading.


                                                                                                          C205
                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------

1. Cash items in process of collection, unposted debits, and currency and coin:            RCON
   a. Cash items in process of collection and unposted debits ...........................  0020..          0         1.a
   b. Currency and coin .................................................................  0080..          0         1.b
2. Balances due from depository institutions in the U.S.:
   a. U.S. branches and agencies of foreign banks .......................................  0083..          0         2.a
   b. Other commercial banks in the U.S. and other depository institutions in the U.S. ..  0085..     61,853         2.b
3. Balances due from banks in foreign countries and foreign central banks:
   a. Foreign branches of other U.S. banks ..............................................  0073..          0         3.a
   b. Other banks in foreign countries and foreign central banks ........................  0074..          5         3.b
4. Balances due from Federal Reserve Banks ..............................................  0090..          0         4.
5. Total (sum of items 1 through 4) (must equal Schedule RC, sum of items 1.a and 1.b) ..  0010..     61,858         5.

Memorandum


                                                                                               Dollar Amounts in Thousands
--------------------------------------------------------------------------------------------------------------------------

1.   Noninterest-bearing balances due from commercial banks in the U.S.                     RCON.
     (included in items 2.a and 2.b above) ...............................................  0050..    61,853         M.1

U.S. BANK TRUST NATIONAL ASSOCIATION
180 EAST FIFTH STREET
ST. PAUL, MN 55101

Call Date: 09/30/1999
Vendor ID: D

ST-BK: 275510
CERT: 90319

FFIEC 033
Page RC-4
12

Transit Number: 09600069

Schedule RC-B--Securities

Exclude assets held for trading.
                                                                       C210 <-

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
                                                                   Held-to-maturity                  Available-for-sale
                                                             (Column A)       (Column B)        (Column C)           (Column D)
                                                           Amortized Cost     Fair Value      Amortized Cost       Fair Value(1)
                                                           --------------    -------------    --------------     ------------------
                                                            RCON              RCON             RCON              RCON
                                                            ----              ----             ----              ----

1.  U.S. Treasury securities                                0211..   0        0213..   0       1286..   504      1287..   504  1
2.  U.S. Government agency obligations
    (exclude mortgage-backed securities):
    a.  Issued by U.S. Government agencies(2)               1289..   0        1290..   0       1291..       0    1293..       0  2.a
    b.  Issued by U.S. Government-
        sponsored agencies(3)                               1294..   0        1295..   0       1297..       0    1298..       0  2.b
3.  Securities issued by states and political
    subdivisions in the U.S.:
    a.  General obligations                                 1676..   0        1677..   0       1678..       0    1679..       0  3.a
    b.  Revenue obligations                                 1681..   0        1686..   0       1690..       0    1691..       0  3.b
    c.  Industrial development and similar
        obligations                                         1694..   0        1695..   0       1696..       0    1697..       0  3.c
4.  Mortgage-backed securities (MBS):
    a.  Pass-through securities:
        (1)  Guaranteed by GNMA                             1698..   0        1699..   0       1701..       0    1702..       0  4a1
        (2)  Issued by FNMA and FHLMC                       1703..   0        1705..   0       1706..       0    1707..       0  4a2
        (3)  Other pass-through securities                  1709..   0        1710..   0       1711..       0    1713..       0  4a3
    b.  Other mortgage-backed securities
        (include CMOs, REMICs, and stripped MBS):
        (1)  Issued or guaranteed by FNMA,
             FHLMC, or GNMA                                 1714..   0        1715..   0       1716..       0    1717..       0  4b1
        (2)  Collateralized by MBS issued or
             guaranteed by FNMA, FHLMC, or GNMA             1718..   0        1719..   0       1731..       0    1732..       0  4b2
        (3)  All other mortgage-backed securities           1733..   0        1734..   0       1733..       0    1736..       0  4b3
5.  Other debt securities:
    a.  Other domestic debt securities                      1737..   0        1738..   0       1739..       0    1741..       0  5.a
    b.  Foreign debt securities                             1742..   0        1743..   0       1744..       0    1746..       0  5.b
6.  Equity securities:
    a.  Investments in mutual funds and other
        equity securities with readily determinable
        fair values                                                                            A510..       0    A511..       0  6.a
    b.  All other equity securities(1)                                                         1752..     750    1753..     750  6.b
7.  Total (sum of items 1 through 6)
    (total of column A must equal Schedule RC,
    item 2.a)(total of column D must equal
    Schedule RC, item 2.b)                                  1754..   0        1771..   0       1772..   1,254    1773..   1,254 7.

------------

(1) Includes equity securities without readily determinable fair values at historical cost in item 6.b, column D.

(2)  Includes Small Business Administration "Guaranteed Loan Pool Certificates,"
     U.S. Maritime Administration obligations, and Export-Import Bank participation certificates.

(3) Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, the Federal Home
     Loan Mortgage Corporation, the Federal National Mortgage Association, the
     Financing Corporation, Resolution Funding Corporation, the Student Loan
     Marketing Association, the Tennessee Valley Authority.


U.S. BANK TRUST NATIONAL ASSOCIATION  Call Date: 09/30/1999 ST-BK: 275510
                                                                       FFIEC 033
                                                                       Page RC-5
180 EAST FIFTH STREET   Vendor ID: D  CERT: 90319                          13
St. Paul, MN 55101
Transit Number: 09600069

SCHEDULE RC-B -- CONTINUED

MEMORANDA                                                                 C212<-

                                                                                                        Dollar Amounts in Thousands
                                                                                     RCON

1. Pledged securities(1)........................................................     0416..                   252       M.1
2. Maturity and repricing data for debt securities (1, 2) (excluding those in nonaccrual status):

   a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3, 4)
      (1) Three months or less..................................................     A549..                     0       M.2.a.1
      (2) Over three months through 12 months...................................     A550..                   504       M.2.a.2
      (3) Over one year through three years.....................................     A551..                     0       M.2.a.3
      (4) Over three years through five years...................................     A552..                     0       M.2.a.4
      (5) Over five years through 15 years......................................     A553..                     0       M.2.a.5
      (6) Over 15 years.........................................................     A554..                     0       M.2.a.6

   b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or repricing frequency of: (3, 5)
      (1) Three months or less.................................................      A555..                     0       M.2.b.1
      (2) Over three months through 12 months...................................     A556..                     0       M.2.b.2
      (3) Over one year through three years.....................................     A557..                     0       M.2.b.3
      (4) Over three years through five years...................................     A558..                     0       M.2.b.4
      (5) Over five years through 15 years......................................     A559..                     0       M.2.b.5
      (6) Over 15 years.........................................................     A560..                     0       M.2.b.6

   c. Other mortgage backed securities (include CMOs, REMICs and stripped MBS;
      exclude mortgage pass-through securities) with an expected average life of: (6)
      (1) Three years or less...................................................     A561..                     0       M.2.c.1
      (2) Over three years......................................................     A562..                     0       M.2.c.2

   d. Debt securities with a REMAINING MATURITY of one year or less (included
      in Memorandum items 2.a through 2.c above.................................     A248..                   504       M.2.d

3-6   Not applicable.

7.   Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date
     (report the amortized cost at date of sale or transfer)....................     1778..                     0       M.7

8.   Not applicable.

9.   Structure notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, and 5):
     a. Amortized cost..........................................................     8782..                     0       M.9.a.
     b. Fair value..............................................................     8783..                     0       M.9.b

_____________________

(1) Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2) Exclude equity securities, e.g., investments in mutual funds, Federal Reserve stock, common stock, and preferred stock.

(3) Report fixed rate debt securities by remaining maturity and floating rate debt securities by repricing frequency.

(4) Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 6, column C, must equal Schedule RC-B, sum of items 1, 2, 3 and 5, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5) Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 6, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(6) Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual "Other mortgage-backed securities" included in Schedule RC-N, item 6, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

U.S. BANK TRUST NATIONAL ASSOCIATION  CALL DATE 9/30/99  5T-BK: 275510 FFIEC 033
180 EAST FIFTH STREET                                                  PAGE RC-6
ST. PAUL, MN 55101                    VENDOR ID: D       CERT: 90319
TRANSIT NUMBER: 09600069                                                   14

Schedule RC-C - Loans and Lease Financing Receivables

Part I. Loans and Leases

--------------------------------------------------------------------------------
Do not deduct the allowance for loan and lease losses from amounts reported in this schedule. Report total loans and leases, net of unearned income. Exclude assets held for trading and commercial paper.

                                                                                                     C215 <-
                                                                                         Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
1.  Loans secured by real estate:                                                     RCON
                                                                                      ----
    a. Construction and land development ............................................ 1415. .         0         1.a
    b. Secured by farmland (including farm residential and other improvements) ...... 1420. .         0         1.b
    c. Secured by 1-4 family residential properties:
       (1) Revolving, open-end loans secured by 1-4 family residential properties
           and extended under lines of credit ....................................... 1797. .         0         1.c1
       (2) All other loans secured by 1-4 family residential properties:
           (a) Secured by first liens ............................................... 5367. .         0         1.c2a
           (b) Secured by junior liens .............................................. 5368. .         0         1.c2b
    d. Secured by multifamily (5 or more) residential properties .................... 1460. .         0         1.d
    e. Secured by nonfarm nonresidential properties ................................. 1480. .         0         1.e
2.  Loans to depository institutions:
    a. To commercial banks in the U.S.:
       (1) To U.S. branches and agencies of foreign banks ........................... 1506. .         0         2.a1
       (2) To other commercial banks in the U.S. .................................... 1507. .         0         2.a2
    b. To other depository institutions in the U.S. ................................. 1517. .         0         2.b
    c. To banks in foreign countries:
       (1) To foreign branches of other U.S. banks .................................. 1513. .         0         2.c1
       (2) To other banks in foreign countries ...................................... 1516. .         0         2.c2
3.  Loans to finance agricultural production and other loans to farmers ............. 1590. .         0         3.
4.  Commercial and industrial loans:
    a. To U.S. addressees (domicile) ................................................ 1763. .         0         4.a
    b. To non-U.S. addressees (domicile) ............................................ 1764. .         0         4.b
5.  Acceptances of other banks ...................................................... 1755. .         0         5.
6.  Loans to individuals for household, family, and other personal expenditures
    (i.e., consumer loans) (includes purchased paper):
    a. Credit cards and related plans (includes check credit and other revolving
       credit plans) ................................................................ 2008. .         0         6.a
    b. Other (includes single payment, installment, and all student loans) .......... 2011. .         0         6.b
7.  Loans to foreign governments and official institutions (including foreign
    central banks) .................................................................. 2081. .         0         7.
8.  Obligations (other than securities and leases) of states and political
    subdivisions in the U.S. ........................................................ 2107. .         0         8.
9.  Other Loans:
    a. Loans for purchasing or carrying securities (secured and unsecured) .......... 1545. .         0         9.a
    b. All other loans (exclude consumer loans) ..................................... 1564. .         0         9.b
10. Lease financing receivables (net of unearned income)............................. 2165. .         0        10.
11. LESS: Any unearned income on loans reflected in items 1-9 above ................. 2123. .         0        11.
12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus
    item 11) (must equal Schedule RC, item 4.a) ..................................... 2122. .         0        12.

U.S. BANK TRUST NATIONAL ASSOCIATION         Call Date: 09/30/1999         ST-BK: 275510       FFIEC    033
180 EAST FIFTH STREET                                                                          Page RC-   7
ST. PAUL, MN 55101                           Vendor ID:  D                 CERT: 90319
Transit Number: 09600069                                                                           15

Schedule RC-C - Continued

Part I.  Continued

Memoranda

                                                                                                  Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
                                                                                                RCON
1. Not applicable
2. Loans (1) and leases restructured and in compliance with modified terms (included in
   Schedule RC-C, part I, above, and not reported as past due or nonaccrual in Schedule
   RC-N, Memorandum item 1):
   a. Real estate loans.......................................................................   1617..        0         M.2.a
   b. All other loans and all lease financing receivables (exclude loans to individuals
      for household, family, and other personal expenditures).................................   8691..        0         M.2.b
3. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):
   a. Closed-end loans secured by first liens on 1-4 family residential properties
      (reported in Schedule RC-C, Part I, item 1.c.2a) with a remaining maturity or repricing frequency of: (2, 3)
      (1) Three-months or less................................................................   A564..        0         M.3.a1
      (2) Over three months through 12 months.................................................   A565..        0         M.3.a2
      (3) Over one year through three years...................................................   A566..        0         M.3.a3
      (4) Over three years through five years.................................................   A567..        0         M.3.a4
      (5) Over five years through 15 years....................................................   A568..        0         M.3.a5
      (6) Over 15 years.......................................................................   A569..        0         M.3.a6
   b. All loans and leases (reported in Schedule RC-C, Part I, items 1 through 10) excluding closed-end loans secured by first liens on 1-4 family residential properties (reported in Schedule RC-C, Part I, item 1.c.2a) with a remaining maturity or repricing frequency of (2, 4)
      (1) Three months or less................................................................   A570..        0         M.3.b1
      (2) Over three months through 12 months.................................................   A571..        0         M.3.b2
      (3) Over one year through three years...................................................   A572..        0         M.3.b3
      (4) Over three years through five years.................................................   A573..        0         M.3.b4
      (5) Over five years through 15 years....................................................   A574..        0         M.3.b5
      (6) Over 15 years.......................................................................   A575..        0         M.3.b6
   c. Loans and leases (reported in Schedule RC-C, Part I, items 1 through 10) with a
      REMAINING MATURITY of one year or less..................................................   A267..        0         M.3.c
   d. Loans Secured by nonfarm nonresidential properties (reported in Schedule RC-C,
      Part I, item i.e.) with a REMAINING MATURITY of over five years.........................   A577..        0         M.3.d
   e. Commercial and industrial loans (reported in Schedule RC-C, Part I, item 4) with a
      REMAINING MATURITY of over three years..................................................   A578..        0         M.3.e
4. Loans to finance commercial real estate, construction, and land development activities
   (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9.b,
   page RC-6 (5)..............................................................................   2746..        0         M.4
5. Loans and leases held for sale (included in Schedule RC-C, part I, Pg RC-6)................   5369..        0         M.5
6. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a),
   page RC-6).................................................................................   5370..        0         M.6

----------------
(1) See instructions for loan classifications used in Memorandum item 2.
(2) Report fixed rate loans and leases by remaining maturity and floating rate loans by repricing frequency.
(3) Sum of Memorandum items 3.a.(1) through 3.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 4.c.(2), column C, must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a).
(4) Sum of Memorandum items 3.b.(1) through 3.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 5, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties included in Schedule RC-N, Memorandum item 4.c.(2), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, minus total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a).
(5) Exclude loans secured by real estate that are included in Schedule RC-C, part I, items 1.a through 1.e.

U.S. BANK TRUST              CALL DATE: 09/30/1999   ST-BK: 275510    FFIEC  033
NATIONAL ASSOCIATION                                                  PAGE RC-8
180 EAST FIFTH STREET        VENDOR ID: D            CERT:  90319          16
ST. PAUL, MN 55101

Transit Number: 09600069

Schedule RC-E - Deposit Liabilities


                                                                                                                        C225 <--
                                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
                                                       ---------Transaction Accounts-----------         --Nontransaction Accounts--
                                                               (Column A)            (Column B)                  (Column C)
                                                           Total transaction      Memo: Total demand
                                                     accounts (including total  deposits (included in       Total nontransaction
                                                            demand deposits)        column A)             accounts (including MMDAs)
-------------------------------------------------------    ------------------   ---------------------     ------------------------
                                                             RCON      RCON           RCON      RCON           RCON      RCON RCON
                                                             ----      ----           ----      ----           ----      ---- ----
Deposits of:
1.   Individuals, partnerships and corporations........     2201..    0              2240..    0              2346..    0    1.
2.   U.S. Government...................................     2202..    0              2280..    0              2520..    0    2.
3.   States and political subdivisions in
     the U.S. .........................................     2203..    0              2290..    0              2530..    0    3.
4.   Commercial banks in the U.S. .....................     2206..    0              2310..    0              2550..    0    4.
5.   Other depository institutions in the U.S. ........     2207..    0              2312..    0              2349..    0    5.
6.   Banks in foreign countries........................     2213..    0              2320..    0              2236..    0    6.
7.   Foreign governments and official institutions
     (including foreign central banks).................     2216..    0              2300..    0              2377..    0    7.
8.   Certified and official checks.....................     2330..    0              2330..    0                             8.
9.   Total (sum of items 1 through 8) (sum of
     columns A and C must equal Schedule RC,
     item 13.a)........................................     2215..    0              2210..    0              2385..    0    9.

                                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
Memoranda

1.   Selected components of total deposits (i.e., sum of item 9, columns A and C):                  RCON
                                                                                                    ----
     a.   Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts..................     6835..         0         M.1.a
     b.   Total brokered deposits..............................................................     2365..         0         M.1.b
     c.   Fully insured brokered deposits (included in Memorandum item 1.b above):
          (1)  Issued in denominations of less than $100,000...................................     2343..         0         M.1.c1
          (2)  Issued either in denominations of $100,000 or in denominations greater than
               $100,000 and participated out by the broker in shares of $100,000 or less.......     2344..         0         M.1.c2
     d.   Maturity data for brokered deposits:
          (1)  Brokered deposits issued in denominations of less than $100,000 with a remaining
               maturity of one year or less (included in Memorandum item 1.c.(1) above)........     A243..         0         M.1.d1
          (2)  Brokered deposits issued in denominations of $100,000 or more with a remaining
               maturity of one year or less (included in Memorandum item 1.b above)............     A244..         0         M.1.d2
     e.   Preferred deposits (uninsured deposits of states and political subdivisions in the
          U.S. reported in item 3 above which are secured or collateralized as required under
          state law) (to be completed for December report only)................................     5590..       N/A         M.1.e

2.   Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.d must equal item 9, column C, above):
     a.   Savings deposits:
          (1)  Money market deposit accounts (MMDAs)...........................................     6810..         0         M.2.a1
          (2)  Other savings deposits (excludes MMDAs).........................................     0352..         0         M.2.a2
     b.   Total time deposits of less than $100,000............................................     6648..         0         M.2.b
     c.   Total time deposits of $100,000 or more..............................................     2604..         0         M.2.c

3.   All NOW accounts (included in column A above).............................................     2398..         0         M.3

4.   Not applicable

U.S. BANK TRUST          Call Date: 09/30/1999   ST-BK: 275510   FFIEC 033
NATIONAL ASSOCIATION
180 EAST FIFTH STREET    Vendor ID: D            CERT: 90319     Page RC-9
ST. PAUL, MN 55101

Transit Number: 09600069                                              17

Schedule RC-E - Continued

Memoranda (Continued)

                                                                                             Dollar Amounts in Thousands
-------------------------------------------------------------------------------------------------------------------------
5. Maturity and repricing data for time deposits of less than $100,000:
  a. Time deposits of less than $100,000 with a remaining maturity or
     repricing frequency of: (1, 2)                                              RCON
     (1) Three months or less .............................................      A579..               0      M.5.a1
     (2) Over three months through 12 months ..............................      A580..               0      M.5.a2
     (3) Over one year through three years ................................      A581..               0      M.5.a3
     (4) Over three years .................................................      A582..               0      M.5.a4
  b. Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 5.a.(1)
     through 5.a.(4) above) ...............................................      A241..               0      M.5.b

6. Maturity and repricing data for time deposits of $100,000 or more:
   a. time deposits of $100,000 or more with a remaining maturity or repricing frequency of: (1,3)
     (1) Three months or less .............................................      A584..               0      M.6.a1
     (2) Over three months through 12 months ..............................      A585..               0      M.6.a2
     (3) Over one year through three years ................................      A586..               0      M.6.a3
     (4) Over three years .................................................      A587..               0      M.6.a4
  b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 6.a.(1)
     through 6.a.(4) above) ...............................................      A242..               0      M.6.b

----------------------
(1) Report fixed rate time deposits by remaining maturity and floating rate time deposits by repricing frequency.
(2) Sum of Memorandum items 5.a.(1) through 5.a.(4) must equal Schedule RC-E Memorandum item 2.b above.
(3) Sum of Memorandum items 6.a.(1) through 6.a.(4) must equal Schedule RC-E Memorandum item 2.c above.

U.S. BANK TRUST           Call Date: 09/30/1999     ST-BK: 275510     FFIEC 033
NATIONAL ASSOCIATION
180 EAST FIFTH STREET
ST. PAUL, MN 55101        Vendor ID: D              CERT: 90319      Page RC-10
                                                                         18
Transit Number: 09600069

Schedule RC-F - Other Assets
                                                                         C230<-
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

                                                            RCON
1. Income earned, not collected on loans.................   2164. .                       0              1.
2. Net deferred tax assets(1)............................   2148. .                   1,878              2.
3. Interest only strips receivable (not in the form of a
   security)(2) on:
   a. Mortgage loans.....................................   A519. .                       0              3.a
   b. Other financial assets.............................   A520. .                       0              3.b
4. Other (itemize and describe amounts that exceed 25%
   of this item).........................................   2168. .                  37,405              4.
      TEXT                              RCON
   a. 3549: DEPOSITORY TRUST CO
            PARTICIPATION FUND.......   3549. .    15,609                        . . . . . .             4.a
   b. 3550: ACCOUNTS RECEIVABLE......   3550. .    10,933                        . . . . . .             4.b
   c. 3551: .........................   3551. .     N/A                          . . . . . .             4.c
5. Total (sum of items 1 through 4) (must equal
   Schedule RC, item 11).................................   2160. .                  39,283              5.

Memorandum
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

1. Deferred tax assets disallowed for regulatory capital
   purposes..............................................   5610. .                       0              M.1

Schedule RC-G - Other Liabilities

                                                                          C235<-
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

                                                            RCON
1. a. Interest accrued and unpaid on deposits(3).........   3645. .                       0              1.a
   b. Other expenses accrued and unpaid (includes accrued
      income taxes payable)..............................   3646. .                  10,993              1.b
2. Net deferred tax liabilities (1)......................   3049. .                       0              2.
3. Minority interest in consolidated subsidiaries........   3000. .                       0              3.
4. Other (itemize and describe amounts that exceed 25%
   of this item).........................................   2938. .                  51,820              4.
      TEXT                               RCON
   a. 3552: ESCHEATED FUNDS ...........  3552. .   46,073                       . . . . . .              4.a
   b. 3553: ...........................  3553. .     N/A                        . . . . . .              4.b
   c. 3554: ...........................  3554. .     N/A                        . . . . . .              4.c
5. Total (sum of items 1 through 4) (must equal Schedule
   RC, item 20)..........................................   2930. .                  62,813              5.

-----------
(1) See discussion of deferred income taxes in Glossary entry on "income taxes."
(2) Report interest only strips receivables in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as a trading assets in Schedule RC, item 5 as appropriate.
(3) For savings banks, includes "dividends" accrued and unpaid on deposits.

U.S. BANK TRUST NATIONAL ASSOCIATION      Call Date: 09/30/1999   ST-BK: 275510  FFIEC 033
180 EAST FIFTH STREET                                                           Page RC-11
ST. PAUL, MN 55101                       Vendor ID: D            CERT: 90319    19

Transit Number: 09600069

Schedule RC-K -- Quarterly Averages(1)                                 C255 <-


                                                                                           Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
ASSETS                                                                               RCON
                                                                                     ----
1.  Interest-bearing balances due from depository institutions...................     3381..         0         1.
2.  U.S. Treasury securities and U.S. Government agency obligations(3)
    (Including mortgage-backed securities issued or guaranteed by FNMA, FHLMC
    OR GNMA......................................................................     3382..       504         2.
3.  Securities issued by states and political subdivisions in the U.S.(3)........     3383..         0         3.
4.  a. Other debt securities(3) (including mortgage-backed securities not issued
       or guaranteed by FNMA, FHLMC or GNMA).....................................     3647..         0         4.a
    b. Equity securities (4) (includes investments in mutual funds and
       Federal Reserve stock)....................................................     3648..       750         4.b
5.  Federal funds sold and securities purchased under agreements to resell.......     3365..         0         5.
6.  Total loans(2):
    a. Real estate loans.........................................................     3286..         0         6.a
    b. Installment loans.........................................................     3287..         0         6.b
    c. Credit cards and related plans............................................     3288..         0         6.c
    d. Commercial (time and demand) and all other loans..........................     3289..         0         6.d
7.  Trading assets...............................................................     3401..         0         7.
8.  Lease financing receivables (net of unearned income).........................     3484..         0         8.
9.  Total assets(5)..............................................................     3368..    95,233         9.

LIABILITIES

10. Interest-bearing transaction accounts (NOW accounts, ATS accounts, and
    telephone and preauthorized transfer accounts) (exclude demand deposits).....     3485..         0         10.
11. Nontransaction accounts:
    a. Money market deposit accounts (MMDAs).....................................     3486..         0         11.a
    b. Other savings deposits....................................................     3487..         0         11.b
    c. Time deposits of $100,000 or more.........................................     A514..         0         11.c
    d. Time deposits of less than $100,000.......................................     A529..         0         11.d
12. Federal funds purchased and securities sold under agreements to repurchase...     3353..         0         12.
13. Other borrowed money (includes mortgage indebtedness and obligations under
    capitalized leases)..........................................................     3355..         0         13.


MEMORANDUM                                                                                Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------

1.  To be completed by banks with loans to finance agricultural production and other loans to farmers (Schedule RC-C, part 1, item 3) exceeding five percent of total loans.
    Agricultural loans(2) included in items 6.a through 6.d above................     3379..         0         N.1


___________________

(1) For all items, banks have the option of reporting either (1) an average of daily figures for the quarter, or (2) an average of weekly figures (i.e., the Wednesday of each week of the quarter).

(2) See instructions for loan classifications used in this schedule.

(3) Quarterly averages for all debt securities should be based on amortized cost.

(4) Quarterly averages for all equity securities should be based on historical cost.

(5) The quarterly average for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

U.S. BANK TRUST NATIONAL ASSOCIATION  Call Date: 09/30/1999 ST-BK: 275510
180 EAST FIFTH STREET                                                  FFIEC 033
ST. PAUL, MN 55101                                                    Page RC-12
                                   Vendor ID: D  CERT: 90319              20

Transit Number: 09600069

SCHEDULE RC-L -- Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.


                                                                                                                  C260 <-
                                                                                                        Dollar Amounts in Thousands
1.  Unused commitments:                                                               RCON
    a. Revolving, open-end lines secured by 1-4 family residential properties,
       e.g., home equity lines...................................................     3814. .                  0         1.a
    b. Credit card lines.........................................................     3815. .                  0         1.b
    c. Commercial real estate, construction, and land development:
       (1) Commitments to fund loans secured by real estate......................     3816. .                  0         1.c.1
       (2) Commitments to fund loans not secured by real estate..................     6550. .                  0         1.c.2
    d. Securities underwriting...................................................     3817. .                  0         1.d
    e. Other unused commitments..................................................     3818. .                  0         1.e

2.  Financial standby letters of credit..........................................     3819. .                  0         2.
    a. Amount of financial standby letters of credit    RCON
       conveyed to others............................   3820. .             0                      . . . . . . .         2.a

3.  Performance standby letters of credit........................................     3821. .                  0         3.
    b. Amount of performance standby letters of        RCON
       credit conveyed to others.....................   3822. .             0                      . . . . . . .         3.a

4.  Commercial and similar letters of credit.....................................     3411. .                  0         4.

5.  Participations in acceptances (as described in the instructions) acquired
    by the reporting bank........................................................     3428. .                  0         5.

6.  Participations in acceptances (as described in the instructions) acquired
    by the reporting (nonaccepting) bank.........................................     3429. .                  0         6.

7.  Securities borrowed..........................................................     3432. .                  0         7.

8.  Securities lent (including customers' securities lent where the customer is
    indemnified against loss by the reporting bank)..............................     3433. .                  0         8.

9.  Financial assets transferred with recourse that have been treated as sold for Call Report purpose:
    a. First lien 1-to-4 family residential mortgage loans:
       (1) Outstanding principal balance of mortgages transferred as of the
            report date..........................................................     A521. .                  0         9.a.1
       (2) Amount of recourse exposure on these mortgages as of the report date..     A522. .                  0         9.a.2
    b. Other financial assets (excluding small business obligations reported in item 9.c.):
       (1) Outstanding principal balance of assets transferred as of the
           report date...........................................................     A523. .                  0         9.b.1
       (2) Amount of recourse exposure on these assets as of the report date.....     A524. .                  0         9.b.2
    c. Small business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of
       1994:
       (1) Outstanding principal balance of small business obligations
           transferred as of the report date.....................................     A249. .                  0         9.c.1
       (2) Amount of retained recourse on these obligations as of the report
           date..................................................................     A250. .                  0         9.c.2
10. Notional amount of credit derivatives:
    a. Credit derivatives on which the reporting bank is the guarantor...........     A534. .                  0         10.a
    b. Credit derivatives on which the reporting bank is the beneficiary.........     A535. .                  0         10.b

11. Spot foreign exchange contracts..............................................     8765. .                  0         11.

12. All other off-balance sheet liabilities (exclude off-balance sheet derivatives) (itemize and describe each component of this item over 25%
    of Schedule RC, item 28, "Total equity capital").............................     3430. .                  0          12.
       TEXT                              RCON
    a. 3555:............................ 3555. .            N/A                                     . . . . . . .         12.a
    b. 3556:............................ 3556. .            N/A                                     . . . . . . .         12.b
    c. 3557:............................ 3557. .            N/A                                     . . . . . . .         12.c
    d. 3558:............................ 3558. .            N/A                                     . . . . . . .         12.d

U.S. BANK TRUST NATIONAL ASSOCIATION
180 EAST FIFTH STREET
ST. PAUL, MN 55101

Transit Number: 09600069

Call Date: 09/30/1999
Vendor ID: D

ST-BK: 275510
CERT: 90319

FFIEC 033
Page RC-13

    21

Schedule RC-L - Continued


                                                                                                  Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------------------------

13.  All other off-balance sheet assets (exclude off-balance sheet derivatives)
     (itemize and describe each component of this item over 25% of Schedule RC,
     item 28, "Total equity capital") ..............................................                   5591..    0     13.
         TEXT                                                                           RCON
         ----                                                                           ----
     a.  5592: .....................................................................    5592..   N/A        ......     13.a
     b.  5593: .....................................................................    5593..   N/A        ......     13.b
     c.  5594: .....................................................................    5594..   N/A        ......     13.c
     d.  5595: .....................................................................    5595..   N/A        ......     13.d






                                                                                                                     C261 <-
                                                                                                  Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------
                                                         (Column A)          (Column B)          (Column C)      (Column D)
                                                                                                   Equity         Commodity
Off-Balance Sheet Derivatives Position                  Interest Rate     Foreign Exchange       Derivative       And Other
Indicators                                                Contracts           Contracts          Contracts        Contracts
-------------------------------------------------------------------------------------------------------------------------------
14. Gross amounts (e.g., notional
    amounts)(for each column, sum of
    items 14.a through 14.e must equal
    sum of items 15, 16.a, and 16.b):                  RCON                  RCON                RCON             RCON
                                                       ----                  ----                ----             ----
    a. Futures contracts ..........................    8693..     0          8694..     0        8695..     0     8696..    0  14.a
    b. Forward contracts ..........................    8697..     0          8698..     0        8699..     0     8700..    0  14.b
    c. Exchange-traded option contracts:
       (1) Written options ........................    8701..     0          8702..     0        8703..     0     8704..    0  14.c1
       (2) Purchased options ......................    8705..     0          8706..     0        8707..     0     8708..    0  14.c2
    d. Over-the-counter option contracts:
       (1) Written options ........................    8709..     0          8710..     0        8711..     0     8712..    0  14.d1
       (2) Purchased options ......................    8713..     0          8714..     0        8715..     0     8716..    0  14.d2
    e. Swaps ......................................    3450..     0          3826..     0        8719..     0     8720..    0  14.e
15. Total gross notional amount of derivative
    contracts held for trading ....................    A126..     0          A127..     0        8723..     0     8724..    0  15.
16. Total gross notional amount of
    derivative contracts held for purposes
    other than trading:
    a. Contracts marked to market .................    8725..     0          8726..     0        8727..     0     8728..    0  16.a
    b. Contracts not marked to market .............    8729..     0          8730..     0        8731..     0     8732..    0  16.b
    c. Interest rate swaps where the bank
       has agreed to pay a fixed rate .............    A589..     0              ..............................................16.c
17. Gross fair value of derivative contracts:
    a. Contracts held for trading:
       (1) Gross positive fair value ..............   8733..      0          8734..     0        8735..     0     8736..    0  17.a1
       (2) Gross negative fair value ..............   8737..      0          8738..     0        8739..     0     8740..    0  17.a2
    b. Contracts held for purposes other than
       trading that are marked to market:
       (1) Gross positive fair value ..............   8741..      0          8742..     0        8743..     0     8744..    0  17.b1
       (2) Gross negative fair value ..............   8745..      0          8746..     0        8747..     0     8748..    0  17.b2
    c. Contracts held for purposes other than
       trading that are not marked to market:
       (1) Gross positive fair value ..............   8749..      0          8750..     0        8751..     0     8752..    0  17.c1
       (2) Gross negative fair value ..............   8753..      0          8754..     0        8755..     0     8756..    0  17.c2

U.S. BANK TRUST NATIONAL ASSOCIATION  CALL DATE 9/30/99  ST-BK: 275510 FFIEC 033
180 EAST FIFTH STREET                                                PAGE RC- 14
ST. PAUL, MN 55101                    VENDOR ID: D       CERT: 90319
TRANSIT NUMBER: 09600069                                                   22

Schedule RC-L - Continued

--------------------------------------------------------------------------------
Memoranda

                                                                                         Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
1-2. Not applicable.
3. Unused commitments with an original maturity exceeding one year that are reported in Schedule RC-L, items 1.a through 1.e, above (report only the unused portions
   of commitments that are fee paid or otherwise legally binding) ................... 3833. .         0         M.3
   a. Participations in commitments with an original        RCON
      maturity exceeding one year conveyed to others .......3834..                     0        ............... M.3.a

Schedule RC-M - Memoranda

                                                                                                     C265 <-
                                                                                         Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
   a. Aggregate amount of all extensions of credit to all executive officers,         RCON
      directors, principal shareholders and their related interests ................. 6164. .         0         1.a
   b. Number of executive officers, directors, and principal
      shareholders to whom the amount of all extensions of
      credit by the reporting bank (including extensions of
      credit to related interests) equals or exceeds the
      lesser of $500,000 or 5 percent of total capital as   RCON                    Number
      defined for this purpose in agency regulations .......6165..                     0        ............... 1.b

2. Federal funds sold and securities purchased under agreements to resell with
   U.S. branches and agencies of foreign banks (1) (included in Schedule RC,
   item 3) .......................................................................... 3405. .         0         2.

3. Not applicable.

4. Outstanding principal balance of 1-4 family residential mortgage loans serviced for others (include both retained servicing and purchased servicing):
   a. Mortgages serviced under a GNMA contract....................................... 5500. .         0         4.a
   b. Mortgages serviced under a FHLMC contract:
      (1) Serviced with recourse to servicer ........................................ 5501. .         0         4.b.1
      (2) Serviced without recourse to servicer ..................................... 5502. .         0         4.b.2
   c. Mortgages serviced under a FNMA contract:
      (1) Serviced under a regular option contract .................................. 5503. .         0         4.c.1
      (2) Serviced under a special option contract .................................. 5504. .         0         4.c.2
   d. Mortgages serviced under other servicing contracts ............................ 5505. .         0         4.d

5. Not applicable.

6. Intangible assets:
   a. Mortgage servicing rights ..................................................... 3164. .         0         6.a
      (1) Estimated fair value of mortgage servicing assets ......................... A590. .         0         6.a.1
   b. Other identifiable intangible assets:
      (1) Purchased credit card relationships and nonmortgage servicing assets ...... B026. .         0         6.b.1
      (2) All other identifiable intangible assets .................................. 5507. .         0         6.b.2
   c. Goodwill ...................................................................... 3163. .         0         6.c
   d. Total (sum of items 6.a, 6.b.1, 6.b.2 and 6.c) (must equal Schedule RC,
      item 10) ...................................................................... 2143. .         0         6.d
   e. Amount of intangible assets (included in item 6.b.(2) above) that have been
      grandfathered or are otherwise qualifying for regulatory capital purposes ..... 6442. .         0         6.e

7. Mandatory convertible debt, net of common or perpetual preferred stock dedicated
   to redeem the debt ............................................................... 3295. .         0         7.

-------------
(1) Do not report federal funds sold and securities purchased under agreements to resell with other commercial banks in the U.S. in this item.

U.S. BANK TRUST          Call Date: 09/30/1999   ST-BK: 275510   FFIEC 033
NATIONAL ASSOCIATION
180 EAST FIFTH STREET    Vendor ID: D            CERT: 90319     Page RC-15
ST. PAUL, MN 55101

Transit Number: 09600069                                            23

Schedule RC-M - Continued

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         RCON
 8.a.     Other real estate owned:
          (1)  Direct and indirect investments in real estate ventures ................................. 5372..    0         8.a.1
          (2)  All other real estate owned:
               (a) Construction and land development ................................................... 5508..    0         8.a.2a
               (b) Farmland ............................................................................ 5509..    0         8.a.2b
               (c) 1-4 family residential properties ................................................... 5510..    0         8.a.2c
               (d) Multifamily (5 or more) residential properties ...................................... 5511..    0         8.a.2d
               (e) Nonfarm nonresidential properties ................................................... 5512..    0         8.a.2e
          (3)  Total (sum of items 8.a.(1) and 8.a.(2)) (must equal Schedule RC, item 7) ............... 2150..    0         8.a.3
     b.   Investments in unconsolidated subsidiaries and associated companies:
          (1)  Direct and indirect investments in real estate ventures ................................. 5374..    0         8.b.1
          (2)  All other investments in unconsolidated subsidiaries and associated companies ........... 5375..    0         8.b.2
          (3)  Total (sum of items 8.b.(1) and 8.b.(2)) (must equal Schedule RC, item 8) ............... 2130..    0         8.b.3

 9.  Noncumulative perpetual preferred stock and related surplus included in Schedule RC,
     item 23, "Perpetual preferred stock and related surplus" .......................................... 3778..    0         9.

10.  Mutual fund and annuity sales during the quarter (include proprietary, private label, and third party products):
     a.   Money market funds ........................................................................... 6441..    0         10.a
     b.   Equity securities funds ...................................................................... 8427..    0         10.b
     c.   Debt securities funds ........................................................................ 8428..    0         10.c
     d.   Other mutual funds ........................................................................... 8429..    0         10.d
     e.   Annuities .................................................................................... 8430..    0         10.e
     f.   Sales of proprietary mutual funds and annuities (included in items 10.a through 10.e above) .. 8784..    0         10.f

11.  Net unamortized realized deferred gains (losses) on off-balance sheet derivative contracts
     included in assets and liabilities reported in Schedule RC ........................................ A525..    0         11.

12.  Amount of assets netted against nondeposit liabilities on the balance sheet (Schedule RC) in
     accordance with generally accepted accounting principles (1) ...................................... A526..    0         12.

13.  Outstanding principal balance of loans other than 1-4 family residential mortgage mortgage loans that are serviced for others (to be completed if this balance is more than $10 million
     and exceeds ten percent of total assets) .......................................................... A591..    0         13.

Memorandum


                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
 1.  Reciprocal holdings of banking organizations' capital instruments (to be completed for
     the December report only) ......................................................................... 3836..    N/A       M.1.

----------------------------------
(1) Exclude netted on-balance sheet amounts associated with off-balance sheet derivative contracts, deferred tax assets netted against deferred tax liabilities, and assets netted in accounting for pensions

U.S. BANK TRUST
NATIONAL ASSOCIATION     Call Date: 09/30/1999      ST-BK: 275510      FFIEC 033
180 EAST FIFTH STREET
ST. PAUL, MN 55101       Vendor ID: D            CERT: 90319          Page RC-16

Transit Number: 09600069                                           24


Schedule RC-N - Past Due and Nonaccrual Loans (1), Leases, and Other Assets

The FFIEC regards the information reported in all of Memorandum item 1, in items 1 through 7, column A, and in Memorandum items 2 through 4, column A, as confidential.

                                                                         C270 <-

                                                                                                         Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
                                                                        (Column A)               (Column B)             (Column C)
                                                                  Past due 30 through 89   Past due 90 days or more     Nonaccrual
                                                                 days and still accruing     and still accruing
                                                                 ------------------------  ------------------------- ---------------
                                                                       RCON                    RCON                  RCON
                                                                       ----                    ----                  ----
1. Real estate loans..............................................     1210..      0           1211..     0          1212..   0 1.
2. Installment loans..............................................     1214..      0           1215..     0          1216..   0 2.
3. Credit cards and related plans.................................     1218..      0           1219..     0          1220..   0 3.
4. Commercial (time and demand) and all other loans...............     1222..      0           1223..     0          1224..   0 4.
5. Lease financing receivables....................................     1226..      0           1227..     0          1228..   0 5.
6. Debt securities and other assets (exclude other real
   estate owned and other repossessed assets).....................     3505..      0           3506..     0          3507..   0 6.
------------------------------------------------------------------------------------------------------------------------------------
Amounts reported in items 1 through 5 above include guaranteed and unguaranteed portions of past due to nonaccrual loans and leases. Report in item 7 below certain guaranteed loans and leases that have already been included in the amounts reported in items
1 through 5.

                                                                       RCON                    RCON                  RCON
                                                                       ----                    ----                  ----
7. Loans and leases reported in items 1 through 5 above which
   are wholly or partially guaranteed by the U.S. Government......     5612..      0           5613..      0         5614..   0 7.
   a. Guaranteed portion of loans and leases included in
      item 7 above................................................     5615..      0           5616..      0         5617..   0 7.a

                                                                         C273 <-

Memoranda

                                                                                                        Dollar Amounts in Thousands
------------------------------------------------------------------------------------------------------------------------------------
                                                                       RCON                    RCON                  RCON
                                                                       ----                    ----                  ----
1. Restructured loans and leases included in Schedule RC-N,
   items 1 through 5, above (and not reported in Schedule RC-C,
   Memorandum item 2).............................................     1658..      0           1659..       0        1661..    0 M.1
2. To be completed by banks with loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans:
   Agricultural loans included in Schedule RC-N, items 1 through
   4, above........................................................    1230..     N/A           1231..    N/A        1232..  N/A M.2
3. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate)
   included in Schedule RC-N, items 2 through 4, above.............    5421..       0           5422..       0       5423..    0 M.3
4. Real estate loans (sum of Memorandum items 4.a through 4.e must equal Schedule RC-N, item 1, above):
   a. Construction and land development............................    5424..       0           5425..       0       5426..   0 M.4a
   b. Secured by farmland..........................................    5427..       0           5428..       0       5429..   0 M.4b
   c. Secured by 1-4 family residential properties:
      (1) Revolving, open-end loans secured by 1-4 family
          residential properties and extended under lines of
          credit...................................................    5430..       0           5431..       0       5432..  0 M.4c1
      (2) All other loans secured by 1-4 family residential
          properties...............................................    5433..       0           5434..       0       5435..  0 M.4c2
   d. Secured by multifamily (5 or more) residential properties....    5436..       0           5437..       0       5438..  0 M.4d
   e. Secured by nonfarm nonresidential properties.................    5439..       0           5440..       0       5441..  0 M.4e

----------------------
(1) See instructions for loan classifications used in this schedule.

U.S. BANK TRUST NATIONAL ASSOCIATION                   Call Date: 09/30/1999                    ST-BK:275510            FFIEC  033
180 EAST FIFTH STREET                                                                                                  Page RC- 17
ST. PAUL, MN 55101                                     Vendor ID: D                             CERT: 90319

Transit Number: 09600069                                                                                                    25

Schedule RC-O -- Other Data for Deposit Insurance and FICO Assessments

                                                                                                                         C275 <-
___________________________________________________________________________________________________________________________________

                                                                                                        Dollar Amounts in Thousands
___________________________________________________________________________________________________________________________________
1. Unposted debits (see instructions):                                                 RCON
                                                                                       ----
   a. Actual amount of all unposted debits _________________________________________   0030..                 0             1.a
      OR
   b. Separate amount of unposted debits:
      (1) Actual amount of unposted debits to demand deposits ______________________   0031..       N/A                     1.b.1
      (2) Actual amount of unposted debits to time and savings deposits (1) ________   0032..       N/A                     1.b.2
2. Unposted credits (see instructions):
   a. Actual amount of all unposted credits ________________________________________   3510..                 0             2.a
      OR
   b. Separate amount of unposted credits:
      (1) Actual amount of unposted credits to demand deposits _____________________   3512..       N/A                     2.b.1
      (2) Actual amount of unposted credits to time and savings deposits (1) _______   3514..       N/A                     2.b.2
3. Uninvested trust funds (cash) held in bank's own trust department (not included in
   total deposits) _________________________________________________________________   3520..                 0             3.
4. Deposits of consolidated subsidiaries (not included in total deposits):
   a. Demand deposits of consolidated subsidiaries _________________________________   2211..                 0             4.a
   b. Time and savings deposits (1) of consolidated subsidiaries ___________________   2351..                 0             4.b
   c. Interest accrued and unpaid on deposits of consolidated subsidiaries _________   5514..                 0             4.c
5. Not applicable.
6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:

   a. Amount reflected in demand deposits (included in Schedule RC-E, Memorandum
      item 4.a) ____________________________________________________________________   2314..                 0             6.a
   b. Amount reflected in time and savings deposits (1) (included in Schedule RC-E,
      Memorandum item 4.b) _________________________________________________________   2315..                 0             6.b
7. Unamortized premiums and discounts on time and savings deposits:(1,2)
   a. Unamortized premiums _________________________________________________________   5516..                 0             7.a
   b. Unamortized discounts ________________________________________________________   5517..                 0             7.b
8. The be completed by banks with "Oaker deposits."
   a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter:
      (1) Total deposits purchased or acquired from other FDIC-insured institutions
          during the quarter _______________________________________________________   A531..       N/A                     8.a.1
      (2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits
          attributable to SAIF; SAIF members report deposits attributable to BIF) __   A532..       N/A                     8.a.2
   b. Total deposits sold or transferred during the quarter ________________________   A533..       N/A                     8.b

-------------
(1) For FDIC insurance and FICO assessment purposes, "time and savings deposits"
    consists of nontransaction accounts and all transaction accounts other than demand deposits.
(2) Exclude core deposit intangibles.
___________________________________________________________________________________________________________________________________
                                                                                                                            C277 <-

Person to whom questions about the Reports of Condition and Income should be directed:

JANICE DECKER, ACCOUNTANT III
___________________________________________________________________________________________________________________________________
Name and Title (TEXT 8901)
          (651) 205-2024 00000                                                                       (651) 205-3008 00000
________________________________________________                                           ________________________________________
Tel: Area code/phone number/extension (TEXT 8902)                                          Fax: Area code/phone number   (TEXT 9116)
___________________________________________________________________________________________________________________________________

U.S. BANK TRUST              CALL DATE: 09/30/1999   ST-BK: 275510    FFIEC  033
NATIONAL ASSOCIATION                                                  PAGE RC-18
180 EAST FIFTH STREET        VENDOR ID: D            CERT:  90319
ST. PAUL, MN 55101                                                         26

Transit Number: 09600069

Schedule RC-O - Continued



                                                                                                     Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
                                                                                               RCON
9.   Deposits in lifeline accounts.........................................................    5596..                   9.

10.  Benefit-responsive "Depository Institution Investment Contracts" (included in total
     deposits).............................................................................    8432..         0         10.

11.  Adjustments to demand deposits reported in Schedule RC-E for certain reciprocal demand balances:
     a.   Amount by which demand deposits would be reduced if the reporting bank's reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been
          reported on a net basis..........................................................    8785           0         11.a
     b.   Amount by which demand deposits would be increased if the reporting bank's reciprocal demand balances with foreign banks and foreign offices of other U.S.
          banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported
          on a gross basis.................................................................    A181           0         11.b
     c.   Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank's net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and
          possessions in Schedule RC-E.....................................................    A182           0         11.c

12.  Amount of assets netted against deposit liabilities on the balance sheet (Schedule
     RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):
     a.   Amounts netted against demand deposits...........................................    A527           0         12.a
     b.   Amounts netted against time and savings deposits.................................    A528           0         12.a

Memoranda

(To be completed each quarter except as noted)                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------------
1.   Total deposits of the bank
     (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal Schedule RC, item 13.a):
     a.   Deposit accounts of $100,000 or less:                                                RCON
          (1)  Amount of deposit accounts of $100,000 or less..............................    2702..         0         M.1.a1
          (2)  Number of deposit accounts of $100,000 or less  RCON        Number
               (to be completed for the June report only)..... 3779..       N/A                     ......              M.1.a2
     b.   Deposit accounts of more than $100,000:
          (1)  Amount of deposit accounts of more than $100,000............................    2710..         0         M.1.b1
          (2)  Number of deposit accounts of more than         RCON        Number
               $100,000....................................... 2722..         0                     ......              M.1.b2

2.   Estimated amount of uninsured deposits of the bank:
     a.   An estimate of your bank's uninsured deposits can be determined by multiplying the number of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(2) above by $100,000 and subtracting the result from the amount of deposit accounts of more than $100,000 reported in Memorandum item 1.b.(1) above.

          Indicate in the appropriate box at right whether your bank has a method or
          procedure for determining a better estimate of uninsured deposits than the           RCON      YES       NO
          estimate described above.........................................................    6861..              X    M.2.a
     b.   If the box marked YES has been checked, report the estimate of uninsured deposits
          determined by using your bank's method or procedure..............................    5597..         N/A       M.2.b

3.   Has the reporting institution been consolidated with a parent bank or savings association in that parent bank's or parent savings association's Call Report or Thrift Financial Report?
     If so, report the legal title and FDIC Certificate Number of the parent bank
     or parent savings association:                                                                       FDIC Cert No
     TEXTA545: ............................................................................    A545..         N/A       M.3

U.S. BANK TRUST NATIONAL
ASSOCIATION               Call Date: 09/30/1999     ST-BK: 275510    FFIEC 033
180 EAST FIFTH STREET
ST. PAUL, MN 55101        Vendor ID: D              CERT: 90319     PAGE RC-19
                                                                           27

Transit Number: 09600069

Schedule RC-R - Regulatory Capital

This schedule must be completed by all banks as follows: Banks that reported total assets of $1 billion or more in Schedule RC, item 12, for June 30, 1998, must complete items 2 through 9 and Memoranda items 1 and 2. Banks with assets of less than $1 billion must complete items 1 through 3 below or Schedule RC-R in its entirety, depending on their response to item 1 below.

1. Test for determining the extent to which Schedule RC-R
   must be completed. To be completed only by banks with total assets of less than $1 billion. Indicate in the appropriate
   box at the right whether the bank has total capital greater         C280<-
   than or equal to eight percent of adjusted total       RCON  YES NO
   assets________________________________________________ 6056   X       1.

     For purposes of this test, adjusted total assets equals total assets less cash, U.S. Treasuries, U.S. Government agency obligations, and 80 percent of U.S. Government-sponsored agency obligations plus the allowance for loan and lease losses and selected off-balance sheet items as reported on Schedule RC-L (see instructions).

     If the box marked YES has been checked, then the bank only has to complete items 2 and 3 below. If the box marked NO has been checked, the bank must complete the remainder of this schedule.

     A NO response to item 1 does not necessarily mean that the bank's actual risk-based capital ratio is less than eight percent or that the bank is not in compliance with the risk-based capital guidelines.

                                                                                Dollar Amounts in Thousands
-----------------------------------------------------------------------------------------------------------
                                                    ---------------------------------------
NOTE: All banks are required to complete                  (Column A)                        (Column B)
items 2 and 3 below. See optional                  Subordinated Debt (1) and
worksheet for items 3.a through 3.f.                   Intermediate Term               Other Limited-Life
                                                        Preferred Stock                Capital Instruments
                                                   -------------------------           -------------------
2.   Portion of qualifying limited-life capital instruments (original weighted average
     maturity of at least five years) that is includible in Tier 2 capital:             RCON

     a. Subordinated debt (1) and intermediate term preferred stock___________________  A515. .           0     2.a
     b. Other limited-life capital instruments________________________________________  A516. .           0     2.b

3.   Amounts used in calculating regulatory capital ratios (report amounts determined by the bank for its own internal regulatory capital analyses consistent with applicable capital standards):
     a. 1. Tier 1 capital______________________________________________________________ 8274. .      43,766     3.a.1
        2. Tier 2 capital______________________________________________________________ 8275. .           0     3.a.2
        3. Not applicable
     b. Total risk-based capital_______________________________________________________ 3792. .      43,766     3.b
     c. Excess allowance for loan and lease losses (amount that exceeds 1.25% of gross
        risk-weighted assets)__________________________________________________________ A222. .           0     3.c
     d. 1. Net risk-weighted assets (gross risk-weighted assets less excess allowance
           reported in item 3.c above and all other deductions)________________________ A223. .      53,782     3.d.1
        2. Not applicable
     e. Maximum contractual dollar amount of recourse exposure in low level recourse transactions (to be completed only if bank uses the "direct reduction method"
        to report these transactions in Schedule RC-R)_________________________________ 1727. .           0     3.e
     f. "Average total assets" (quarterly average reported in Schedule RC-K, less
        all assets deducted from Tier 1 capital)(2)____________________________________ A224. .      95,233     3.f


Items 4-9 and Memoranda items 1 and 2 are to be completed by banks that answered NO to item 1 above and by banks with total assets of $1 billion or more.

                                                       -----------------------------------------------------------------
                                                                (Column A)                         (Column B)
                                                         Assets Recorded on the              Credit Equivalent Amount
                                                               Balance Sheet               of Off-Balance Sheet Items(3)
                                                         -------------------------         -----------------------------
                                                         RCON                              RCON
4. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the Zero percent risk category:
   a. Assets recorded on the balance sheet_______________5163. .            1,280         . . . . . . . . . . . . . 4.a
   b. Credit equivalent amount of off-balance sheet items    . . . . . . . . . . . . . .  3796. .           N/A     4.b
_________
(1) Exclude mandatory convertible debt reported in Schedule RC-M, item 7.
(2) Do not deduct excess allowance for loan and lease losses.
(3) Do not report in column B the risk-weighted amount of assets reported in column A.

U.S. BANK TRUST NATIONAL ASSOCIATION         Call Date: 09/30/1999         ST-BK: 275510       FFIEC    033
180 EAST FIFTH STREET                                                                          Page RC-  20
ST. PAUL, MN 55101                           Vendor ID:  D                 CERT: 90319             28

Transit Number: 09600069

Schedule RC-R - Continued
                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

                                                               (Column A)                  (Column B)
                                                          Assets Recorded on the     Credit Equivalent Amount
                                                             Balance Sheet         of Off-Balance Sheet Items (1)
                                                          ----------------------   ------------------------------
5. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the 20 percent risk category:
   a. Assets recorded on the balance sheet _____________  5165..          64,396         ...............             5.a
   b. Credit equivalent amount of off-balance sheet items_      ................   3801..              0             5.b
6. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the 50 percent risk category:
   a. Assets recorded on the balance sheet _____________  3802..               0         ...............             6.a
   b. Credit equivalent amount of off-balance sheet items_      ................   3803..              0             6.b
7. Assets and credit equivalent amounts of off-balance
   sheet items assigned to the 100 percent risk category:
   a. Assets recorded on the balance sheet ______________ 3804..          40,903         ...............             7.a
   b. Credit equivalent amount of off-balance sheet items_      ................   3805..              0             7.b
8. On balance sheet asset values excluded from and
   deducted in the calculation of the risk-based capital
   ratio(2) _____________________________________________ 3806..               0         ...............            8.
9. Total assets recorded on the balance sheet (sum of
   items 4.a, 5.a, 6.a, 7.a, and 8, column A) (must equal
   Schedule RC, item 12 plus items 4.b and 4.c) _________ 3807..         106,579         ...............            9.

Memoranda

                                                     Dollar Amounts in Thousands
--------------------------------------------------------------------------------

                                                                                   RCON
1. Current credit exposure across all off-balance sheet derivative contracts       ----
covered  by the risk-based capital standards _______________________________       8764..              0             M.1.

                                             ---------------------- With a remaining maturity of      ------------------
                                                     (Column A)                 (Column B)                 (Column C)
                                                                               Over one year
                                                   One year or less          through five years         Over five years
                                             -----------------------------  --------------------       -----------------
                                             RCON                             RCON                  RCON
2. Notional principal amounts of off-balance ----                             ----                  ----
   sheet derivative contracts:(3)
   a. Interest rate contracts _______________3809..                 0         8766..          0     8767..           0  M.2a
   b. Foreign exchange contracts ____________3812..         N/A               8769..    N/A         8770..      N/A     M.2b
   c. Gold contracts ________________________8771..         N/A               8772..    N/A         8773..      N/A     M.2c
   d. Other precious metals contracts _______8774..         N/A               8775..    N/A         8776..      N/A     M.2d
   e. Other commodity contracts _____________8777..         N/A               8778..    N/A         8779..      N/A     M.2e
   f. Equity derivative contracts ___________A000..         N/A               A001..    N/A         A002..      N/A     M.2f

------------
(1) Do not report in column B the risk-weighted amount of assets reported in column A.

(2) Include the difference between the fair value and the amortized cost of available-for-sale debt securities in item 8 and report the amortized cost of these debt securities in items 4 through 7 above. Item 8 also includes on-balance sheet asset values (or portions thereof) of off-balance sheet interest rate, foreign exchange rate, and commodity contracts and those contracts (e.g. future contracts) not subject to risk-based capital. Exclude from item 8 margin accounts and accrued receivables not included in the calculation of credit equivalent amounts of off-balance sheet derivatives as well as any portion of the allowance for loan and lease losses in excess of the amount that may be included in Tier 2 capital.

(3) Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

U.S. BANK TRUST          Call Date: 09/30/1999   ST-BK: 275510   FFIEC 033
NATIONAL ASSOCIATION
180 EAST FIFTH STREET    Vendor ID: D            CERT: 90319     Page RC-21
ST. PAUL, MN 55101

Transit Number: 09600069                                                 29

              Optional Narrative Statement Concerning the Amounts
                Reported in the Reports of Condition and Income
                   at close of business on September 30, 1999


U.S. BANK TRUST NATIONAL ASSOCIATION   ST. PAUL                    MN
------------------------------------- --------------------------  --------------
Legal Title of Bank                   City                        State

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in column A and in all of Memorandum item 1 of Schedule RC-N is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-N, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the "No comment" box below and should make no entries of any kind in the space provided for the narrative statement; i.e., DO NOT enter in this space such phrases as "No statement," "Not applicable," "N/A," "No comment," and "None."

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank's statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement's accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the proceeding paragraph) by the management of the bank (except for the truncation of statements exceeding the 750-character limit described above). THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

-------------------------------------------------------------------------------
                                                                 C271  C272 <-
No comment:        X (RCON 6979)
BANK MANAGEMENT STATEMENT (please type or print clearly) (TEXT 6980):




                      --------------------------------------   -----------------
                      Signature of Executive Officer of Bank   Date of Signature

U.S. BANK TRUST          Call Date: 09/30/1999   ST-BK: 275510   FFIEC 033
NATIONAL ASSOCIATION
180 EAST FIFTH STREET    Vendor ID: D            CERT: 90319     Page RC-22
ST. PAUL, MN 55101

Transit Number: 09600069                                            30

                   THIS PAGE IS TO BE COMPLETED BY ALL BANKS
================================================================================

                                        OMB No. For OCC:              1557-0081
                                        OMB No. For FDIC:             3064-0052
                                        OMB No. For Federal Reserve:  7100-0036
                                        Expiration Date:              03/31/2002

                                                SPECIAL REPORT
                                        (Dollars Amounts in Thousands)

                         CLOSE OF BUSINESS DATE:       FDIC Certificate Number:
                           September 30, 1999                    90319   C700 <-
================================================================================
LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)
================================================================================
The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these laws require all banks to furnish a report of all loans or other extensions of credit to its executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert "none" against subitem (a). (Exclude the first $15,000 of indebtedness of each executive officer under bank credit card plan.) See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of "executive officer" and "extension of credit," respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.
================================================================================

                                                              RCON
                                                              ----
a. Number of loans made to executive officers since
   the previous Call Report date..........................      3561..        NONE      a.
b. Total dollar amount of above loans (in thousands
   of dollars)............................................      3562..           0      b.
c. Range of interest charged on above loans
   (example: 9-3/4% = 9.75%).............................. 7701/7702..  0.00% to 0.00%  c.

================================================================================
SIGNATURE AND TITLE OF OFFICER
AUTHORIZED TO SIGN REPORT:                     DATE (Month, Day, Year):

/s/ Merita D. Schollmeier  Vice President                10-14-99
================================================================================
FDIC 8040/53 (3-98)